Exhibit 31.2

CERTIFICATION

I, Barry G. Steele, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Gentherm Incorporated; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Barry G. Steele
Barry G. Steele
Chief Financial Officer
May 3, 2013